Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES INCREASE IN MAXIMUM TENDER AMOUNT AND EARLY RESULTS OF CASH TENDER OFFER

DENVER, COLORADO, September 16, 2021. M.D.C. Holdings, Inc. (NYSE: MDC) ("MDC" or the "Company") today announced an increase in the previously announced maximum tender amount from $100,000,000 to $123,632,000 (the “Maximum Tender Amount”) and the early tender results as of 5:00 p.m., New York City time, on September 16, 2021 (the "Early Tender Time") of its previously announced cash tender offer (the "Tender Offer") to purchase up to the Maximum Tender Amount of its outstanding 5.500% Senior Notes due 2024 (the “Notes”).
Based on information provided by Global Bondholder Services, Inc., the tender agent for the Tender Offer, $123,632,000 aggregate principal amount of Notes were tendered (and not withdrawn) by the Early Tender Time. The following table sets forth the aggregate principal amount of Notes that were tendered (and not withdrawn) as of the Early Tender Time and the principal amounts that, subject to satisfaction of the conditions to the Tender Offer described below, are expected to be accepted for purchase pursuant to the Tender Offer:

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Total Consideration [1]	Aggregate Principal Amount of Notes Tendered	Principal Amount of Notes to Be Accepted for Purchase	Proration Factor
5.500% Senior Notes due 2024	552676AR9	$250,000,000	$1,093.75	$123,632,000	$123,632,000	100.00%

1 Includes the Early Tender Premium (as defined below).

The Tender Offer is being made pursuant to the Offer to Purchase, dated September 2, 2021 (the "Offer to Purchase"). Notes that have been validly tendered and not validly withdrawn at or before the Early Tender Time and are accepted in the Tender Offer will be purchased, retired and cancelled by the Company on the early settlement date, which is expected to occur on September 17, 2021.

Holders of Notes that are validly tendered (and not validly withdrawn) by the Early Tender Time and accepted for purchase will receive the Total Consideration set forth in the table above, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the "Early Tender Premium"). In addition to the Total Consideration, all holders of Notes validly tendered (and not validly withdrawn) by the Early Tender Time and accepted for purchase will receive accrued and unpaid interest from and including the last interest payment date to, but not including, the Early Settlement Date. The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, tendered Notes may no longer be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

Because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes at or before the Early Tender Time in an amount equal to the Maximum Tender Amount, all Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time are expected to be accepted. Consequently, although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on September 30, 2021, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Time.

The Tender Offer is subject to the satisfaction of the conditions described in the Offer to Purchase. Such conditions may be waived by the Company in its sole discretion, subject to applicable law. Any waiver of a condition by the Company will not constitute a waiver of any other condition.

The dealer manager for the Tender Offer is Citigroup Global Markets Inc. Any questions regarding the terms of the Tender Offer should be directed to the Dealer Manager, Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. The information agent and tender agent is Global Bondholder Services, Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offer should be directed to the information agent for the Tender Offer, Global Bondholder Services, Inc. at (866) 470-4300 (toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 220,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise and Nashville. MDC's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Certain statements in this release and the Offer to Purchase may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended June 30, 2021. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact: Robert N. Martin; Senior Vice President and Chief Financial Officer; 1-866-424-3395; IR@mdch.com